EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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CONTACT: James River Coal Company
Elizabeth M. Cook
Director of Financial Reporting
(804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES ACQUISITION OF TRIAD
MINING AND COMPLETION OF FINANCING TRANSACTIONS

o	Completes acquisition of Triad Mining, Inc.
o	Completes equity and debt offerings
o	Completes refinancing of debt facilities

     Richmond, VA, May 31, 2005 — James River Coal Company (Nasdaq: JRCC), a producer of steam- and industrial-grade coal, today announced that it had completed the acquisition of Triad Mining, Inc., for a purchase price of $75 million, consisting of $64 million in cash and shares of the Company’s common stock with a market value equal to $11 million. The cash portion of the purchase price was financed with proceeds from the Company’s offerings. Triad owns and operates six surface mines and one underground mine in Southern Indiana.

     The Company also announced that it had simultaneously completed its concurrent offerings of 3,500,000 shares of common stock and $150,000,000 of 9.375% senior notes due 2012. Of the total equity offering, 1,500,000 shares were sold by the Company and 2,000,000 shares were sold by certain shareholders of the Company. The Company received proceeds of approximately $191 million from those offerings, after underwriting discounts and commissions.

     In addition, the Company announced that it had entered into a new $100 million senior secured credit facility with PNC Bank, National Association; Morgan Stanley Senior Funding, Inc.; and its lending syndicate. The facility consists of a $75 million letter of credit facility and a $25 million revolving credit facility. In connection with entering into the new facility, the Company repaid in full its previously existing Senior Secured Credit Facility and its Term Credit Facility.

     FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements market prices; failure to exploit additional coal reserves, including contiguous reserves to those currently held by Triad; inability to sell the coal from Mine 15 into the metallurgical coal market; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; lack of availability of financing sources; the effects of regulation and competition; additional turnover of employees and independent contractors; the risk that the Company is unable to successfully integrate the Triad business; and the risk factors detailed in our S-1 registration statement initially filed with the Securities and Exchange Commission on April 19, 2005, which factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

     Additional information concerning these and other factors can be found in James River Coal Company’s public filings with the Securities and Exchange Commission.